EXHIBIT 10.57.4

THIRD AMENDMENT TO AGREEMENT OF PURCHASE AND SALE

This THIRD AMENDMENT TO AGREEMENT OF PURCHASE AND SALE (this

“Third Amendment”) is made as of the 10th day of February, 2020 (the “Amendment Date”) by and among CENTRAL PA EQUITIES 17, LLC, a Pennsylvania limited liability company (“HIS York South Seller”), CENTRAL PA EQUITIES 19, LLC, a Pennsylvania limited liability company (“H2S York Seller”), SPRINGWOOD – FHP LP, a Pennsylvania limited partnership (“FIS Hershey Seller”, together with HIS York South Seller and H2S York Seller herein referred to collectively and individually, as the context so requires, as “Seller”), and LODGING FUND REIT III OP, LP, a Delaware limited partnership (the “Buyer”).

WHEREAS, Buyer and Seller entered into that certain Agreement of Purchase and Sale dated November 22, 2019, as amended by the First Amendment dated January 13, 2020 and as amended by the Second Amendment dated January 31, 2020 to Agreement of Purchase and Sale (collectively, the “Agreement”) for the purchase and sale of three (3) hotels, namely the Hampton Inn York South hotel in York, PA (“HIS York South Hotel”), the Home2 Suites York hotel in York, PA (“H2S York Hotel”) and the Fairfield Inn & Suites Hershey Chocolate Avenue hotel in Hershey, PA (“FIS Hershey Hotel”, together with HIS York South Hotel and H2S York Hotel herein referred to collectively and individually, as the context so requires, the “Property”);

WHEREAS, Buyer has not yet provided a copy of its Satisfaction Notice;

WHEREAS, during the course of Buyer’s due diligence studies, Buyer has realized that Buyer will be unable to obtain satisfactory property tax schedules for each Property, satisfactory appraisals for each Property, and complete management agreements prior to the expiration of the Due Diligence Period;

WHEREAS, as more particularly described herein, the parties wish to (a) deem this Third Amendment as Buyer’s Satisfaction Notice as to the PIP Approval and building inspection reports, but such Satisfaction Notice remains subject to the conditions herein; and (b) provide Buyer with additional time to obtain satisfactory property tax schedules for each Property, satisfactory appraisals for each Property, and a complete management agreement prior to the expiration of the Due Diligence Period;

NOW THEREFORE, for valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

1. Capitalization. All capitalized terms used herein will have the meanings ascribed to those terms in the Agreement, unless otherwise specified herein.

2. Satisfaction Notice. The parties acknowledge and agree that, as to the PIP Approval in Section 4.7 and building inspection reports identified by the Second Amendment, this Third Amendment shall serve as Buyer’s Satisfaction Notice pursuant to Section 7.1(a) of the Agreement; provided, however, that Buyer shall still have the right to terminate the Agreement after the expiration of the Due Diligence Period as expressly stated in the Agreement and in Sections 3,  4, and 5 of this Third Amendment.

3. Property Taxes. Buyer shall have until the date that is February 17, 2020 (“Property Tax Approval Date”) to terminate the Agreement by delivering written notice to Seller. Termination may be made if, in the Buyer’s sole and complete discretion, the Buyer determines that the property tax schedules for any or all Assets are unsatisfactory. In the event that Buyer does not provide a written notice of termination to Seller on or prior to the Property Tax Approval Date, Buyer shall be deemed to have terminated the Agreement effective as of 5:00 PM EST on the last day of the Property Tax Approval Date. In the event that Buyer terminates (or is deemed to have terminated) this Agreement pursuant to this subsection, the Escrow Agent shall return to Buyer the Deposit and shall disburse to Seller the Independent Consideration.

4. Appraisals. Notwithstanding any provision of Section 4.6 to the contrary, Buyer shall have until the date that is February 17, 2020 (“Appraisal Approval Date”) to terminate the Agreement by delivering written notice to Seller. Termination may be made if, in the Buyer’s sole and complete discretion, Buyer determines that the appraisals for any or all Assets are unsatisfactory. In the event that Buyer does not provide a written notice of termination to Seller on or prior to the Appraisal Approval Date, Buyer shall be deemed to have terminated the Agreement effective as of 5:00 PM EST on the last day of the Appraisal Approval Date. In the event that Buyer terminates (or is deemed to have terminated) this Agreement pursuant to this subsection, the Escrow Agent shall return to Buyer the Deposit and shall disburse to Seller the Independent Consideration.

5. Management Agreement. Parties are finalizing the insurance, and termination fee structure of the management agreement, therefore, each party shall have until the date that is February 17, 2020 (“Management Agreement Approval Date”) to terminate the Agreement by delivering written notice to non-termination party. Termination may be made if, in either party’s sole and complete discretion, either party determines that the management agreement insurance or termination fee provisions are unsatisfactory. In the event that either party does not provide a written notice of termination to Seller on or prior to the Management Agreement Approval Date, Buyer shall be deemed to have terminated the Agreement effective as of 5:00 PM EST on the last day of the Management Agreement Approval Date. In the event that Buyer terminates (or is deemed to have terminated) this Agreement pursuant to this subsection, the Escrow Agent shall return to Buyer the Deposit and shall disburse to Seller the Independent Consideration.

6. Closing Date. Section 2.4(a) of the Agreement is hereby deleted in its entirety and replaced with the following:

"(a) Closing Date. Unless this Agreement is terminated upon the express terms herein, the closing of the sale and purchase of the Assets or an individual Asset (as the context may require, a "Closing" or the "Closings") must take place in the following sequence: (1) first, the FIS Hershey Hotel; (2) second, the H2S York Hotel; and (3) third, the HIS York South Hotel. Buyer shall provide Seller written notice of Buyer’s intent to close on the individual Hotels no later than ten (10) days prior to each intended Closing date (each a “Closing Date Notice”). Unless this Agreement is terminated upon the express terms herein, Buyer and Seller shall execute a Fourth Amendment by February 17, 2020 memorializing mutually agreeable closing dates for each of the Hotels. Furthermore, upon the execution of such Fourth Amendment, Buyer covenants the following: (a) that it will release a portion of the Deposit no later than one (1) Business Day after the execution of the Fourth Amendment to pay for additional interest, fees and other expenses incurred by the FIS Hershey Seller associated with the mortgage financing on the FIS Hershey Hotel, up to Fifty Thousand and No/100 Dollars (such amount, the “FIS Hershey Financing Charge”), and (b), notwithstanding the release of the Deposit contemplated by (a) for the dollar-for-dollar amount of such FIS Hershey Financing Charge, the Purchase Price to be paid by Buyer upon the purchase of the FIS Hershey shall be increased in the amount of the FIS Hershey Financing Charge In such event, the Individual Allocation attributed to such FIS Hershey Hotel shall be increased in the amount of the additional Purchase Price.”

7. Conflict; Counterparts. In the event of any conflict between the terms of this Amendment and the Agreement, this Amendment shall control. This Amendment may be executed in multiple counterparts via facsimile or email in .PDF format, each of which shall be deemed to be an original, but such counterparts when taken together shall constitute but one Amendment.

8. Successors and Assigns. This Amendment shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors, administrators and assigns.

9. Ratification. Except as set forth above, the terms of the Agreement are hereby ratified and confirmed in their entirety.

[Signature Page to Follow]

IN WITNESS WHEREOF, this Third Amendment has been duly executed by the parties hereto as of the day and year first above written.

SELLER:

CENTRAL PA EQUITIES 17, LLC,

a Pennsylvania limited liability company

By:  /s/ David H. Hogg

Name:  David H. Hogg

Title:  Manager

CENTRAL PA EQUITIES 19, LLC,

a Pennsylvania limited liability company

By:  /s/ David H. Hogg

Name:  David H. Hogg

Title:  Manager

SPRINGWOOD – FHP LP,

a Pennsylvania limited partnership

By:  /s/ David H. Hogg

Name:  David H. Hogg

Title:  Manager

BUYER:

LODGING FUND REIT III OP, LP

A Delaware limited partnership

By: Lodging Fund REIT Ill, Inc.

Its: General Partner

By: /s/ David R. Durell

Name: David R. Durell

Title: Chief Acquisition Officer